EXHIBIT 5.1

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

(212) 446-4800

Facsimile: (212) 446-4900

www.kirkland.com

July 17, 2007

Citadel Broadcasting Corporation

7201 W. Lake Mead Blvd., Suite 400

Las Vegas, NV 89128

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Citadel Broadcasting Corporation, a Delaware corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”). The Registration Statement covers 15,000,000 shares (the “Shares”) of the Registrant’s Common Stock, $0.01, subject to issuance by the Registrant upon (i) the exercise of stock options (“TWDC Options”) or (ii) the vesting of restricted stock units (“TWDC RSUs”) outstanding under The Walt Disney Company Amended and Restated 1995 Stock Incentive Plan and The Walt Disney Company Amended and Restated 2005 Stock Incentive Plan and assumed by the Registrant and converted into options and restricted stock units with respect to Common Stock pursuant to the Agreement and Plan of Merger dated as of February 6, 2006, as amended, by and among the Registrant, Alphabet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Registrant, The Walt Disney Company (“TWDC”) and ABC Radio Holdings, Inc., a wholly owned subsidiary of TWDC (the “Merger Agreement”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) Restated Certificate of Incorporation and Amended and Restated By-Laws of the Registrant, each as amended to the date hereof; (ii) certain minutes and records of the corporate proceedings of the Registrant; (iii) the Section 10(a) Prospectus that constitutes Part I of the Registration Statement; and (iv) the Merger Agreement. In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution

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and delivery of all documents by the parties thereto. We relied upon statements and representations of officers and other representatives of the Registrant and others as to factual matters.

Based upon and subject to the foregoing, we are of the opinion that when the Shares have been issued and sold and consideration received therefor by the Registrant in accordance with the terms of the grant agreements related thereto, the Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP